UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 23, 2007

MERITAGE HOMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17851 N. 85th Street, Suite 300, Scottsdale, Arizona		85255
(Address of Principal Executive Offices)		(Zip Code)

(480) 515-8100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information contained in Item 2.03 of this Current Report on Form 8-K is incorporated by reference herein.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On February 23, 2007 Meritage Homes Corporation, a Maryland corporation (the “Company”), completed an offering of $150,000,000 aggregate principal amount of 7.731% Senior Subordinated Notes due 2017 (the “Notes”) that are guaranteed on a senior subordinated basis (the “Guarantees,” and collectively with the Notes, the “Securities”) by all of the Company’s subsidiaries (the “Guarantors”).  The Securities were offered to investors in a private placement in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).  The Securities have not been registered under the Securities Act or any state securities laws and may not be sold except in a transaction registered under, or exempt from, the registration provisions of the Securities Act and applicable state securities laws.

The Securities were issued pursuant to an indenture dated February 23, 2007 among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Indenture”).  The material terms of the Notes and the Indenture are described below.

The Notes issued by the Company are the general unsecured obligations of the Company, are subordinated in right of payment to all of the Company’s existing and future senior indebtedness, rank pari passu in right of payment with all of the Company’s existing and future senior subordinated indebtedness, and are senior in right of payment to all of the Company’s existing and future subordinated obligations.  The Notes bear interest at 7.731% per annum, payable quarterly on January 30, April 30, July 30 and October 30 of each year, commencing on April 30, 2007.

The Company may redeem the Notes, in whole or in part, at any time on or after March 1, 2012.  The redemption price for the Notes (expressed as a percentage of principal amount) will be (i) 103.900% if redeemed during the 12-month period commencing on March 1 of 2012, (ii) 102.900% if redeemed during the 12-month period commencing on March 1 of 2013, (iii) 101.900% if redeemed during the 12-month period commencing on March 1 of 2014, (iv) 101.00% if redeemed during the 12-month period commencing on March 1 of 2015 and (v) 100% if redeemed on or after March 1, 2015, plus accrued and unpaid interest, if any to the redemption date.

The Company may also redeem all or part of the Notes at any time prior to March 1, 2012 at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed plus the Make Whole Amount (as defined in the Indenture) and accrued and unpaid interest to the redemption date.

Additionally, the Company may redeem up to 35% of the principal amount of the Notes prior to March 1, 2010 with the net cash proceeds of certain sales of our capital stock at 107.731% of the

Principal amount of the Notes, plus accrued and unpaid interest, if any to the date of redemption only if, after the redemption, at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding and the notice of redemption is mailed within 90 days of such sale of capital stock.

The terms of the Indenture, among other things, generally limit the ability of the Company and certain of its subsidiaries to (i) incur additional indebtedness, (ii) pay dividends, redeem equity interests and make certain investments, (iii) create liens, (iv) sell or exchange assets and (v) effect mergers.

The indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest; breach of covenants or other agreements in the Indenture; defaults in failure to pay certain other indebtedness; and certain events of bankruptcy or insolvency.  Generally, if an event of default occurs and is continuing under the Indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal of, premium, of any, and accrued interest on all the Notes immediately due and payable.  In addition, in the event there is both (i) a change in control and (ii) a ratings decline by either Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc., the Company will be required to commence and consummate an offer to purchase all Notes then outstanding at a price equal to 101% of their principal amount, plus accrued interest (if any) to the date of repurchase.

The foregoing description of the Notes and the Indenture is only a summary and is qualified in its entirety by reference to the full text of the Indenture, including the form of note, which is attached to this Current Report on Form 8-K as Exhibit 4.1 and is hereby incorporated be reference herein.

A copy of Meritage Homes Corporation’s press release announcing the offering is attached hereto as Exhibit 99.1 and is hereby incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

4.1	Indenture for 7.731% Senior Subordinated Notes, due 2017 and form of note

99.1	Press Release dated February 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 26, 2007

MERITAGE HOMES CORPORATION

/s/	Larry W. Seay
By:	Larry W. Seay
Executive Vice President and Chief
Financial Officer